Exhibit 99.1

CommerceHub Announces Second Quarter 2016 Financial Results

Revenue Grows 16% as Company Reports $0.10 in EPS

ALBANY, NY, August 22, 2016 — CommerceHub (NASDAQ: CHUBA) (NASDAQ: CHUBK), a leading distributed commerce network for retailers and brands, today announced financial results for the quarter ended June 30, 2016.

“CommerceHub delivered strong second quarter results that demonstrate our attractive combination of solid top line growth and continued profitability,” said Frank Poore, CommerceHub’s President and CEO. “We are very excited to have completed our spin off from Liberty Interactive Corporation last month, and believe it represents a tremendous opportunity to unlock value and put CommerceHub in the best position to realize our full potential.”

“The retail industry is in the early stages of a fundamental transformation towards e-commerce and omni-channel strategies.  The CommerceHub platform and our supply, demand, and delivery solutions enable retailers and brands to radically expand the products they make available to consumers while making it faster and cheaper to deliver.  CommerceHub serves as critical connective tissue within the e-commerce industry, and we see a significant growth opportunity in the years ahead.”

Second Quarter 2016 Financial Highlights

•                  Revenue for the second quarter of 2016 was $23.1 million, a 16% year-over-year increase from $19.9 million in the second quarter of 2015.

•                  Gross margin was 77% in the second quarter of 2016, compared to 73% in the second quarter of 2015. Adjusted gross margin was 75% in the second quarter of 2016, compared to 76% in the second quarter of 2015.

•                  Net income was $4.4 million, or $0.10 per diluted share, in the second quarter of 2016, compared to a loss of $1.1 million, or a loss of $0.02 per diluted share, in the second quarter of 2015.

•                  Adjusted net income was $2.6 million, or $0.06 per diluted share, in the second quarter of 2016, compared to $4.2 million, or $0.10 per diluted share, in the second quarter of 2015.

•                  Adjusted EBITDA was $6.3 million in the second quarter of 2016, compared to $8.3 million in the second quarter of 2015.

An explanation of these non-GAAP financial measures is included below under the heading “Statement Regarding Non-GAAP Financial Measures.”  A reconciliation of these non-GAAP financial measures to the closest comparable GAAP financial measures has also been provided in the financial tables included at the end of this press release.

Other Recent Highlights

•                  Total customer count at June 30, 2016 was 9,726, up from 9,191 at June 30, 2015.

•                  We expanded our CommerceHub for Retailers network with the signing of Sam’s Club as a retailer customer, and the launch of BJ’s Wholesale Club as an active retailer on the network.

•                  We signed expanded agreements with several existing retailer customers that increased their adoption of our software offerings, including two major omni-channel retailers on our network.

•                  Our new CommerceHub for Brands offering continued to gain traction, most notably with the signing of Mattel, who will use CommerceHub to sell through major online retailers and direct-to-consumer channels.

•                  We announced our expanded partnership with Walmart and our connection to the Walmart Marketplace, which will provide our customers with the opportunity to sell their products through a significant new channel.

•                  Our spin-off from Liberty Interactive Corporation was successfully completed on July 22, 2016.

Conference Call Details

The Company will offer a live conference call, and a live, listen-only Webcast of the call via the CommerceHub Investor Relations Website at 4:15 p.m., E.T., today, Monday, August 22, 2016.  See http://ir.commercehub.com/events.cfm, where supporting materials, including a presentation and supplemental financial and operational data, have been posted.

Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (888) 291-9442 International Toll Participants Dial-in Number: (615) 247-0152 Conference ID/Passcode: 61545814
Webcast (live and replay):	http://ir.commercehub.com/events.cfm

About CommerceHub:

CommerceHub (NASDAQ: CHUBA) (NASDAQ: CHUBK) is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub has helped its approximately 9,500 customers achieve an estimated $11.6 billion in Gross Merchandise Value in 2015.

Important Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, market potential, customer growth, sales channel expansion, future financial performance of our company and our subsidiaries, and other matters. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. You should not place undue reliance on any forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements, all of which are difficult to predict and many of which are beyond our control. Although we believe that the forward-looking statements contained herein are based upon reasonable assumptions, you should be aware that many factors, including those described under the heading “Risk Factors” in our Registration Statement on Form S-1 (File No. 333-210508), could affect our actual results and could cause actual results to differ materially from those in the forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this press release.

Statement Regarding Non-GAAP Financial Measures

In addition to reporting financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide non-GAAP financial measures that exclude certain expenses and income. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures are subject to inherent limitations and exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. We define “Adjusted gross profit” as gross profit plus share-based compensation and acquisition-related intangible amortization. We define “Adjusted gross margin” as Adjusted gross profit divided by revenue. We define “Adjusted net income” as net income or loss plus acquisition-related intangible amortization, share-based compensation and the tax effect of adjustments. We define “Adjusted earnings per share” as earnings per share plus share-based compensation per share, acquisition-related intangible amortization per share and tax effect of adjustments per share. We define “Adjusted operating expense” as total operating expense less share-based compensation and acquisition-related intangible amortization. We define “Adjusted EBITDA” as net income or loss plus depreciation of property and equipment and amortization of capitalized software costs and intangible assets, interest expense, income tax expense, and share-based compensation, less interest income. We define “Free cash flow” as net cash provided by, or used in, operating activities less purchases of property and equipment and additions to capitalized software. Our management considers Adjusted gross profit, Adjusted gross margin, Adjusted net income, Adjusted earnings per share, Adjusted operating expense, Adjusted EBITDA, and Free cash flow in reviewing our financial performance because we feel they are relevant measures of the overall efficiency of our business model. These non-GAAP financial measures should be considered in addition to financial measures calculated in accordance with GAAP and are not a substitute for GAAP results. Certain adjustments used in calculating these non-GAAP financial measures are based on estimates and assumptions of management and do not purport to reflect actual historical results. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future we may incur expenses similar to those excluded when calculating these measures. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate such non-GAAP financial measures in the same fashion. A reconciliation of these non-GAAP financial measures to the closest comparable GAAP financial measures has been provided in the financial tables included at the end of this press release.

CommerceHub Investor Relations Contact

Erik Morton

1-206-971-7712
investor@commercehub.com

CommerceHub, Inc.

Consolidated Statement of Operations

(in thousands except per share data)

(unaudited)

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
Revenue	$23,103	$19,857	$45,193	$38,648
Cost of revenue	5,320	5,389	11,425	9,845
Gross profit	17,783	14,468	33,768	28,803
Gross margin	77%	73%	75%	75%

R&D	3,444	4,029	8,314	7,638
S&M	2,384	2,532	6,001	5,026
G&A	4,675	9,731	15,199	20,026
Operating expenses	10,503	16,292	29,514	32,690

Operating income (loss)	7,280	(1,824)	4,254	(3,887)

Interest income	107	139	273	276
Interest expense	(44)	—	(44)	—

Pre-tax income (loss)	7,343	(1,685)	4,483	(3,611)
Income taxes	2,919	(625)	2,049	(1,126)

Net income (loss)	$4,424	$(1,060)	$2,434	$(2,485)

Pro forma earnings per share:
Basic	$0.10	$(0.02)	$0.06	$(0.06)
Diluted	$0.10	$(0.02)	$0.06	$(0.06)

Pro forma share count (1):
Basic	42,703	42,703	42,703	42,703
Diluted	42,703	42,703	42,703	42,703

(1) Share count for pre-spin periods represent the shares issued at Spin-off on July 22, 2016.

CommerceHub, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	6/30/16	12/31/15
Assets
Cash and cash equivalents	$6,949	$19,337
Accounts receivable, net of allowances	10,447	16,472
Due from Parent	7,234	—
Prepaid income taxes	738	—
Prepaid expenses	1,525	1,048
Total current assets	26,893	36,857

Note receivable—Parent	—	36,107
Capitalized software, net	8,234	7,189
Deferred integration Costs	5,251	4,956
Property and equipment, net	8,414	6,706
Intangibles, net	875	1,750
Goodwill	21,410	21,410
Deferred income taxes	19,612	38,825
Other long-term assets	1,227	—
Total assets	$91,916	$153,800

Liabilities and Equity
Accounts payable and accrued expenses	$3,553	$3,982
Accrued payroll and related expenses	4,670	5,538
Due to Parent	—	9,112
Deferred revenue	4,423	4,490
Share-based compensation liability	13,243	94,427
Total current liabilities	25,889	117,549
Note payable - Parent	28,664	—
Deferred revenue, long-term	7,886	7,532
Share-based compensation liability, long-term	—	1,786
Total liabilities	62,439	126,867

Equity:
Parent investment	22,894	22,784
Retained earnings	6,583	4,149
Total equity	29,477	26,933
Total liabilities and equity	$91,916	$153,800

CommerceHub, Inc.

Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
Cash flows from operating activities
Net income (loss)	$4,424	$(1,060)	$2,434	$(2,485)
Adjustments to net income (loss)
Depreciation and amortization	2,539	1,922	4,862	3,723
Share-based compensation expense	(3,477)	8,201	6,560	16,818
Deferred income taxes	21,585	(3,604)	19,214	(7,061)
Bad debt expense	222	60	255	147
Accrued interest income	(107)	(139)	(273)	(276)
Loss on disposal of long-term assets	160	—	160	—
Working capital changes
Accounts receivable	1,315	769	5,919	6,264
Prepaid expenses and other assets	(11)	(260)	(420)	(525)
Prepaid income taxes	(738)	—	(738)	—
Deferred costs	(103)	(272)	(295)	(544)
Deferred revenue	(249)	1,151	(31)	1,639
Accounts payable and accrued expenses	(1,827)	(1,802)	231	(2,140)
Accrued payroll and related expenses	(1,973)	(715)	(867)	1,002
Share-based compensation liability payments	(78,494)	(324)	(85,930)	(2,194)
Parent receivables and payables, net	(16,603)	4,074	(16,346)	(2,338)
Net cash provided by (used in) operating activities	(73,337)	8,001	(65,265)	12,030

Cash flows from financing activities
Purchases of property and equipment	(1,845)	(677)	(4,136)	(2,472)
Additions to capitalized software	(1,321)	(1,187)	(3,504)	(2,286)
Acquisition of business, net of cash acquired	—	—	—	(20,225)
Collections on note receivable - Parent	36,380		36,380	—
Net cash provided by (used in) investing activities	33,214	(1,864)	28,740	(24,983)

Cash flows from investing activities
Purchase of treasury stock	(3,600)	(164)	(3,600)	(164)
Borrowings on note payable - Parent	28,664	—	28,664	—
Cash paid for debt issuance costs	(1,000)	—	(1,000)	—
Cash received from exercise of stock options	21	20	73	20
Net cash provided by (used in) financing activities	24,085	(144)	24,137	(144)
Currency effect on cash	—	(1)	—	(1)
Net increase (decrease) in cash and cash equivalents	(16,038)	5,992	(12,388)	(13,098)

Beginning cash and cash equivalents	$22,987	$7,295	$19,337	$26,385
Ending cash and cash equivalents	$6,949	$13,287	$6,949	$13,287

CommerceHub, Inc.

Supplemental Information

(in thousands)

(unaudited)

	3 months ended:			6 months ended:
	6/30/16	6/30/15	% Inc (Dec)	6/30/16	6/30/15	% Inc (Dec)
Revenue by type:
Usage revenue	15,171	12,912	17%	29,466	24,967	18%
Subscription	6,390	5,899	8%	12,754	11,733	9%
Other	1,542	1,046	47%	2,973	1,948	53%
Total revenue	23,103	19,857	16%	45,193	38,648	17%

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
Share-based compensation expense:
Cost of revenue	$(662)	$386	$(158)	$577
R&D	(747)	1,557	1,113	3,132
S&M	(383)	820	601	1,541
G&A	(1,685)	5,438	5,004	11,568
Total	$(3,477)	$8,201	$6,560	$16,818

CommerceHub, Inc.

GAAP to Non-GAAP Reconciliations

(in thousands)

(unaudited)

Reconciliation of GAAP gross profit to adjusted gross profit:

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
Gross profit	$17,783	$14,468	$33,768	$28,803
Share-based compensation	(662)	386	(158)	577
Acquisition-related intangible amortization	187	187	375	375
Adjusted gross profit	$17,308	$15,041	$33,985	$29,755

Adjusted gross margin	75%	76%	75%	77%

Reconciliation of GAAP operating expenses to adjusted operating expenses:

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
Operating expenses	$10,503	$16,292	$29,514	$32,690
Share-based compensation	2,815	(7,815)	(6,718)	(16,241)
Acquisition-related intangible amortization	(250)	(250)	(500)	(500)
Adjusted operating expenses	$13,068	$8,227	$22,296	$15,949

Reconciliation of GAAP net income (loss) to adjusted EBITDA:

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
Net income (loss)	$4,424	$(1,060)	$2,434	$(2,485)
Interest expense (income), net	(63)	(139)	(229)	(276)
Income taxes	2,919	(625)	2,049	(1,126)
Depreciation and amortization	2,539	1,922	4,862	3,723
Share-based compensation	(3,477)	8,201	6,560	16,818
Adjusted EBITDA	$6,342	$8,299	$15,676	$16,654

CommerceHub, Inc.

GAAP to Non-GAAP Reconciliations, continued

(in thousands except per share data)

(unaudited)

Reconciliation of GAAP net income (loss) to adjusted net income:

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
Net income (loss)	$4,424	$(1,060)	$2,434	$(2,485)
Share-based compensation	(3,477)	8,201	6,560	16,818
Acquisition-related intangible amortization	437	437	875	875
Tax effect of adjustments	1,198	(3,406)	(2,718)	(6,759)
Adjusted net income	$2,582	$4,172	$7,151	$8,449

Reconciliation of GAAP pro forma earnings per diluted share to adjusted earnings per share:

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
GAAP earnings per share	$0.10	$(0.02)	$0.06	$(0.06)
Share-based compensation	(0.08)	0.19	0.15	0.39
Acquisition-related intangible amortization	0.01	0.01	0.02	0.02
Tax effect of adjustments	0.03	(0.08)	(0.06)	(0.16)
Adjusted earnings per share	$0.06	$0.10	$0.17	$0.20

Diluted share count	42,703	42,703	42,703	42,703

Reconciliation of GAAP Net cash provided by (used in) operating activities to free cash flow:

	3 months ended:		6 months ended:
	6/30/16	6/30/15	6/30/16	6/30/15
Net cash provided by (used in) operating activities	$(73,337)	$8,001	$(65,265)	$12,030
Purchases of property and equipment	(1,845)	(677)	(4,136)	(2,472)
Additions to capitalized software	(1,321)	(1,187)	(3,504)	(2,286)
Free cash flow (1)	$(76,503)	$6,137	$(72,905)	$7,272

(1) Includes share-based compensation liability payments of:	(78,494)	(324)	(85,930)	(2,194)